Exhibit 99.1

Contact: Amy Agallar (414) 347-3706 investor.relations@sensient.com

Sensient Technologies Corporation
Reports Results for the Quarter Ended June 30, 2024
and Raises Full Year Guidance

MILWAUKEE— July 26, 2024 — Sensient Technologies Corporation (NYSE: SXT), a leading provider of flavors and colors for the food, pharmaceutical, and personal care markets, today reported financial results for the second quarter ended June 30, 2024.

Second Quarter Consolidated Results

•	Reported revenue increased 7.8% to $403.5 million in the second quarter of 2024 versus last year’s second quarter results of $374.3 million. On a local currency basis(1), revenue increased 8.5%.
•
Reported operating income decreased 3.7% to $49.7 million compared to $51.6 million recorded in the second quarter of 2023. In the second quarter of 2024, the Company recorded $1.8 million of costs related to its Portfolio Optimization Plan. Local currency adjusted operating income(1) and local currency adjusted EBITDA(1) increased 1.1% and 2.3%, respectively, in the second quarter.

•
Reported diluted earnings per share decreased 9.9% to 73 cents in the second quarter of 2024 compared to 81 cents in the second quarter of 2023. Local currency adjusted EPS(1) decreased 2.5% in the second quarter primarily as a result of higher interest expense and a higher tax rate.

 “Sensient’s execution and focus on business growth have resulted in solid performance across all our Groups. I continue to remain very confident about our performance in 2024,” said Paul Manning, Sensient’s Chairman, President, and Chief Executive Officer.

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Sensient Technologies Corporation	Page 2
Earnings Release – Quarter Ended June 30, 2024
July 26, 2024
Second Quarter Group Results

	Reported		Local Currency(1)
Revenue	Quarter	Year-to-Date	Quarter	Year-to-Date
Flavors & Extracts	11.1%	9.6%	11.1%	9.1%
Color	4.5%	1.9%	5.2%	1.7%
Asia Pacific	7.1%	3.6%	11.1%	7.4%
Total Revenue	7.8%	6.0%	8.5%	6.1%

	Reported		Adjusted Local Currency(1)
Operating Income	Quarter	Year-to-Date	Quarter	Year-to-Date
Flavors & Extracts	7.2%	7.0%	7.4%	6.9%
Color	7.8%	3.4%	8.8%	3.3%
Asia Pacific	4.0%	-1.0%	9.2%	3.8%
Total Operating Income	-3.7%	-3.3%	1.1%	1.8%

The Flavors & Extracts Group reported second quarter 2024 revenue of $209.2 million, an increase of $20.9 million versus the prior year’s second quarter. The Group’s increased revenue was primarily a result of higher volumes. Segment operating income was $26.2 million in the second quarter of 2024, an increase of $1.8 million compared to the prior year’s second quarter. The higher operating income was primarily due to the higher volumes.

The Color Group reported revenue of $167.7 million in the second quarter of 2024, an increase of $7.2 million compared to the prior year’s second quarter. Segment operating income was $31.5 million in the second quarter of 2024, an increase of $2.3 million compared to the prior year’s second quarter results. The Group’s increased revenue and operating income were primarily a result of the higher volumes across all product lines.

The Asia Pacific Group reported revenue of $38.6 million in the second quarter of 2024, an increase of $2.6 million compared to the prior year’s second quarter. The Group’s revenue benefited from higher volumes, partially offset by unfavorable exchange rates. Segment operating income was $7.9 million in the quarter, an increase of $0.3 million compared to the prior year’s second quarter. The higher operating income is primarily a result of the higher volumes, partially offset by unfavorable exchange rates.

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Sensient Technologies Corporation	Page 3
Earnings Release – Quarter Ended June 30, 2024
July 26, 2024
Corporate & Other reported operating expenses of $15.9 million in the second quarter of 2024, compared to $9.7 million of operating expenses reported in the prior year’s second quarter. In the second quarter of 2024, the Company recorded $1.8 million of Portfolio Optimization Plan costs in Corporate & Other.  Local currency adjusted operating expenses(1) for Corporate & Other increased $4.5 million compared to the prior year’s second quarter, primarily due to the higher performance-based compensation costs recorded in the second quarter of 2024 compared to the low comparable amount recorded in the second quarter of 2023.

2024 Outlook

Metric	Updated Guidance	Prior Guidance

Local Currency Revenue(1)	Mid-to High Single-Digit Growth	Mid-Single-Digit Growth

Local Currency Adjusted EBITDA(1)	Mid-to High Single-Digit Growth	Mid-Single-Digit Growth

Diluted EPS (GAAP)	Between $2.77 and $2.87*	Between $2.80 and $2.90*

Local Currency Adjusted Diluted EPS(1)	Mid-Single-Digit Growth	Low to Mid-Single-Digit Growth

*The Updated Guidance includes approximately 18 cents of Portfolio Optimization Plan costs. The Prior Guidance included 15 cents of Portfolio Optimization Plan costs.

The Company’s guidance is based on current conditions and economic and market trends in the markets in which the Company operates and is subject to various risks and uncertainties as described below.

(1)	Please refer to “Reconciliation of Non-GAAP Amounts” at the end of this release for more information regarding our non-GAAP financial measures.

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Sensient Technologies Corporation	Page 4
Earnings Release – Quarter Ended June 30, 2024
July 26, 2024
USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include: currency movements, depreciation and amortization, Portfolio Optimization Plan costs, and non-cash share-based compensation. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

CONFERENCE CALL

The Company will host a conference call to discuss its 2024 second quarter financial results at 8:30 a.m. CDT today, Friday, July 26, 2024.  Investors may access the live webcast, including presentation slides, on the Company’s web site at investor.sensient.com.  Alternatively, investors may join the conference call by contacting Chorus Call Inc. at (844) 492-3726 or (412) 317-1078.

A webcast replay will be available on the Company’s web site following the call.  The call transcript will be available on the Company’s web site on or after July 30, 2024.

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2024 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the Company’s ability to manage general business, economic, and capital market conditions, including actions taken by customers in response to such market conditions, and the impact of recessions and economic downturns; the impact of macroeconomic and geopolitical volatility, including inflation and shortages impacting the availability and cost of raw materials, energy, and other supplies, disruptions and delays in the Company’s supply chain, and the conflicts between Russia and Ukraine and Israel and Hamas and other parties in the Middle East; the availability and cost of labor, logistics, and transportation; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and Portfolio Optimization Plan; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; the Company’s ability to enhance its innovation efforts and drive cost efficiencies; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

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Sensient Technologies Corporation	Page 5
Earnings Release – Quarter Ended June 30, 2024
July 26, 2024
ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.
www.sensient.com

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Sensient Technologies Corporation	Page 6
(In thousands, except percentages and per share amounts)
(Unaudited)
Consolidated Statements of Earnings	Three Months Ended June 30,			Six Months Ended June 30,

	2024	2023	% Change	2024	2023	% Change

Revenue	$403,525	$374,313	7.8%	$788,195	$743,319	6.0%

Cost of products sold	272,803	252,136	8.2%	530,924	496,479	6.9%
Selling and administrative expenses	81,065	70,586	14.8%	158,208	144,411	9.6%

Operating income	49,657	51,591	(3.7%)	99,063	102,429	(3.3%)
Interest expense	7,653	6,352		14,698	12,354

Earnings before income taxes	42,004	45,239		84,365	90,075
Income taxes	11,072	11,206		22,493	22,391

Net earnings	$30,932	$34,033	(9.1%)	$61,872	$67,684	(8.6%)

Earnings per share of common stock:
Basic	$0.73	$0.81		$1.47	$1.61

Diluted	$0.73	$0.81		$1.46	$1.60

Average common shares outstanding:
Basic	42,154	42,043		42,129	42,006

Diluted	42,398	42,235		42,351	42,245

Results by Segment	Three Months Ended June 30,			Six Months Ended June 30,

Revenue	2024	2023	% Change	2024	2023	% Change

Flavors & Extracts	$209,213	$188,284	11.1%	$402,305	$367,136	9.6%
Color	167,700	160,463	4.5%	327,725	321,624	1.9%
Asia Pacific	38,580	36,029	7.1%	78,886	76,114	3.6%
Intersegment elimination	(11,968)	(10,463)		(20,721)	(21,555)

Consolidated	$403,525	$374,313	7.8%	$788,195	$743,319	6.0%

Operating Income

Flavors & Extracts	$26,209	$24,456	7.2%	$49,887	$46,636	7.0%
Color	31,502	29,217	7.8%	63,181	61,102	3.4%
Asia Pacific	7,880	7,575	4.0%	16,656	16,816	(1.0%)
Corporate & Other	(15,934)	(9,657)		(30,661)	(22,125)

Consolidated	$49,657	$51,591	(3.7%)	$99,063	$102,429	(3.3%)

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Sensient Technologies Corporation	Page 7
(In thousands)
(Unaudited)
Consolidated Condensed Balance Sheets	June 30,	December 31,
	2024	2023

Cash and cash equivalents	$30,339	$28,934
Trade accounts receivable	315,604	272,164
Inventories	553,415	598,399
Prepaid expenses and other current assets	44,897	37,119
Total Current Assets	944,255	936,616

Goodwill & intangible assets (net)	429,800	436,177
Property, plant, and equipment (net)	491,140	505,277
Other assets	129,672	136,437

Total Assets	$1,994,867	$2,014,507

Trade accounts payable	$107,218	$131,114
Short-term borrowings	26,995	13,460
Other current liabilities	92,822	91,732
Total Current Liabilities	227,035	236,306

Long-term debt	634,663	645,085
Accrued employee and retiree benefits	24,872	27,715
Other liabilities	50,522	52,077
Shareholders' Equity	1,057,775	1,053,324

Total Liabilities and Shareholders' Equity	$1,994,867	$2,014,507

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Sensient Technologies Corporation	Page 8
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Cash Flows
Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net earnings	$61,872	$67,684
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	29,725	28,590
Share-based compensation expense	4,911	4,766
Net (gain) loss on assets	(195)	81
Portfolio Optimization Plan costs	1,495	-
Deferred income taxes	529	(2,643)
Changes in operating assets and liabilities:
Trade accounts receivable	(49,449)	6,062
Inventories	36,730	(16,927)
Prepaid expenses and other assets	(6,612)	3,534
Trade accounts payable and other accrued expenses	(22,722)	(18,329)
Accrued salaries, wages, and withholdings	7,824	(19,713)
Income taxes	(6,591)	(1,998)
Other liabilities	1,429	595

Net cash provided by operating activities	58,946	51,702

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(22,850)	(45,137)
Proceeds from sale of assets	296	53
Other investing activities	(336)	2,054

Net cash used in investing activities	(22,890)	(43,030)

Cash flows from financing activities:
Proceeds from additional borrowings	132,189	187,037
Debt payments	(120,571)	(143,923)
Dividends paid	(34,685)	(34,577)
Other financing activities	(3,016)	(8,003)

Net cash (used in) provided by financing activities	(26,083)	534

Effect of exchange rate changes on cash and cash equivalents	(8,568)	6,419

Net increase in cash and cash equivalents	1,405	15,625
Cash and cash equivalents at beginning of period	28,934	20,921
Cash and cash equivalents at end of period	$30,339	$36,546

Supplemental Information
Six Months Ended June 30,	2024	2023

Dividends paid per share	$0.82	$0.82

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Sensient Technologies Corporation	Page 9
(In thousands, except percentages and per share amounts)
(Unaudited)
Reconciliation of Non-GAAP Amounts

The Company's results for the three and six months ended June 30, 2024 and 2023 include adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which, in each case, exclude Portfolio Optimization Plan costs.

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Operating income (GAAP)	$49,657	$51,591	(3.7%)	$99,063	$102,429	(3.3%)
Portfolio Optimization Plan costs – Cost of products sold	207	-		314	-
Portfolio Optimization Plan costs – Selling and administrative expenses	1,545	-		4,250	-
Adjusted operating income	$51,409	$51,591	(0.4%)	$103,627	$102,429	1.2%

Net earnings (GAAP)	$30,932	$34,033	(9.1%)	$61,872	$67,684	(8.6%)
Portfolio Optimization Plan costs, before tax	1,752	-		4,564	-
Tax impact of Portfolio Optimization Plan costs(1)	(214)	-		(569)	-
Adjusted net earnings	$32,470	$34,033	(4.6%)	$65,867	$67,684	(2.7%)

Diluted earnings per share (GAAP)	$0.73	$0.81	(9.9%)	$1.46	$1.60	(8.8%)
Portfolio Optimization Plan costs, net of tax	0.04	-		0.09	-
Adjusted diluted earnings per share	$0.77	$0.81	(4.9%)	$1.56	$1.60	(2.5%)

Note: Earnings per share calculations may not foot due to rounding differences.

(1) Tax impact adjustments were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

Results by Segment	Three Months Ended June 30,
			Adjusted			Adjusted
Operating Income	2024	Adjustments(2)	2024	2023	Adjustments(2)	2023

Flavors & Extracts	$26,209	$-	$26,209	$24,456	$-	$24,456
Color	31,502	-	31,502	29,217	-	29,217
Asia Pacific	7,880	-	7,880	7,575	-	7,575
Corporate & Other	(15,934)	1,752	(14,182)	(9,657)	-	(9,657)

Consolidated	$49,657	$1,752	$51,409	$51,591	$-	$51,591

Results by Segment	Six Months Ended June 30,
			Adjusted			Adjusted
Operating Income	2024	Adjustments(2)	2024	2023	Adjustments(2)	2023

Flavors & Extracts	$49,887	$-	$49,887	$46,636	$-	$46,636
Color	63,181	-	63,181	61,102	-	61,102
Asia Pacific	16,656	-	16,656	16,816	-	16,816
Corporate & Other	(30,661)	4,564	(26,097)	(22,125)	-	(22,125)

Consolidated	$99,063	$4,564	$103,627	$102,429	$-	$102,429

(2) Adjustments consist of Portfolio Optimization Plan costs.

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Sensient Technologies Corporation	Page 10
(In thousands, except percentages)
(Unaudited)
Reconciliation of Non-GAAP Amounts – Continued

The following table summarizes the percentage change in the 2024 results compared to the 2023 results for the corresponding periods.

	Three Months Ended June 30, 2024
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Adjusted Local Currency
Flavors & Extracts	11.1%	0.0%	N/A	11.1%
Color	4.5%	(0.7%)	N/A	5.2%
Asia Pacific	7.1%	(4.0%)	N/A	11.1%
Total Revenue	7.8%	(0.7%)	N/A	8.5%

Operating Income
Flavors & Extracts	7.2%	(0.2%)	0.0%	7.4%
Color	7.8%	(1.0%)	0.0%	8.8%
Asia Pacific	4.0%	(5.2%)	0.0%	9.2%
Corporate & Other	65.0%	0.0%	18.1%	46.9%
Total Operating Income	(3.7%)	(1.4%)	(3.4%)	1.1%
Diluted Earnings Per Share	(9.9%)	(2.5%)	(4.9%)	(2.5%)
Adjusted EBITDA	1.2%	(1.1%)	N/A	2.3%

	Six Months Ended June 30, 2024
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Adjusted Local Currency
Flavors & Extracts	9.6%	0.5%	N/A	9.1%
Color	1.9%	0.2%	N/A	1.7%
Asia Pacific	3.6%	(3.8%)	N/A	7.4%
Total Revenue	6.0%	(0.1%)	N/A	6.1%

Operating Income
Flavors & Extracts	7.0%	0.1%	0.0%	6.9%
Color	3.4%	0.1%	0.0%	3.3%
Asia Pacific	(1.0%)	(4.8%)	0.0%	3.8%
Corporate & Other	38.6%	0.0%	20.6%	18.0%
Total Operating Income	(3.3%)	(0.7%)	(4.4%)	1.8%
Diluted Earnings Per Share	(8.8%)	(0.7%)	(6.2%)	(1.9%)
Adjusted EBITDA	1.8%	(0.4%)	N/A	2.2%

(3) Adjustments consist of Portfolio Optimization Plan costs.

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Sensient Technologies Corporation	Page 11
(In thousands, except percentages and per share amounts)
(Unaudited)
Reconciliation of Non-GAAP Amounts – Continued

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three and six months ended June 30, 2024 and 2023.

	Three Months Ended June 30,			Six Months Ended June 30,

	2024	2023	% Change	2024	2023	% Change
Operating income (GAAP)	$49,657	$51,591	(3.7%)	$99,063	$102,429	(3.3%)
Depreciation and amortization	15,016	14,440		29,725	28,590
Share-based compensation expense	2,916	2,499		4,911	4,766
Portfolio Optimization Plan costs, before tax	1,752	-		4,564	-
Adjusted EBITDA	$69,341	$68,530	1.2%	$138,263	$135,785	1.8%

The following table summarizes the reconciliation between Debt (GAAP) and Net Debt, and Operating Income (GAAP) and Credit Adjusted EBITDA for the trailing twelve months ended June 30, 2024 and 2023.

	June 30,
Debt	2024		2023
Short-term borrowings	$26,995		$15,436
Long-term debt	634,663		686,589
Credit Agreement adjustments(1)	(18,034)		(19,755)
Net Debt	$643,624		$682,270

Operating income (GAAP)	$151,657		$191,147
Depreciation and amortization	58,955		54,877
Share-based compensation expense	9,078		12,213
Portfolio Optimization Plan costs, before tax	32,405		-
Other non-operating gains(2)	(872)		(3,326)
Credit Adjusted EBITDA	$251,223		$254,911

Net Debt to Credit Adjusted EBITDA	2.6	x	2.7	x

(1) Adjustments include cash and cash equivalents, as described in the Company's Third Amended and Restated Credit Agreement (Credit Agreement), and certain letters of credit and hedge contracts.
(2) Adjustments consist of certain financing transaction costs, certain non-financing interest items, and gains and losses related to certain non-cash, non-operating, and/or non-recurring items as described in the Credit Agreement.

The following table summarizes the reconciliation between Diluted Earnings Per Share (GAAP) and Adjusted Diluted Earnings Per Share for the twelve months ended December 31, 2023.

Twelve Months Ended December 31,
2023
Diluted earnings per share (GAAP)	$2.21
Portfolio Optimization Plan costs, net of tax	0.65
Adjusted diluted earnings per share	$2.86

Note: Earnings per share calculations may not foot due to rounding differences.

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.